Exhibit 99.2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WEB.COM, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2007

The undersigned hereby appoints Jeffrey M. Stibel, Gonzalo Troncoso and Jonathan B. Wilson, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Web.com, Inc. held of record by the undersigned on August 20, 2007, at the Special Meeting of the Stockholders to be held at the Renaissance Concourse Hotel, One Hartsfield Centre Parkway, Atlanta, GA 30354, on September 25, 2007, at 8:30 a.m. (local time), and at any adjournments thereof, as set forth on the reverse side hereof, and in his discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the Proposals 1 and 2, and as said proxy deems advisable on such other business as may properly be brought before the meeting.

VOTE BY TELEPHONE, INTERNET OR MAIL

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

You can vote by telephone OR Internet. Available 24 hours a day 7 days a week.

Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 24, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your wiring instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 24, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Web.com, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Web.com, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
1.

To consider and vote upon the adoption of the Agreement and Plan of Merger and Reorganization, dated as of June 26, 2007, by and among Website Pros, Augusta Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Website Pros, and Web.com

		☐	☐	☐

2.	If necessary, to adjourn the Web.com, Inc., special meeting to solicit additional proxies if there are not sufficient votes for the foregoing proposal.	☐	☐	☐

3.

In his discretion on such matters as may properly come before the meeting.  In his discretion, the proxy is authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this Proxy will be voted “FOR” Proposals 1 and 2 set forth above if no instruction to the contrary is indicated or if no instruction is given.

		CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.		☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as you name or names appear hereon.  For joint accounts, each owner should sign.  When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title.  If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Signature:	Date:	Signature:	Date: